As filed with the Securities and Exchange Commission on September 9, 2003

                                                     Registration No. 333-106215
  ______________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                            -------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-3

                             Registration Statement
                                    Under The
                             Securities Act of 1933

                            -------------------------

                           INTERNATIONAL ISOTOPES INC.
                 ----------------------------------------------
                 (Name of Small Business Issuer in its Charter)

               Texas                          2835                 74-276837
 -------------------------------  ----------------------------  ----------------
 (State or other Jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
  Incorporation or Organization)   Classification Code Number)   Identification
                                                                    Number)

                  4137 Commerce Circle Idaho Falls, Idaho 83401
          ------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)

                                 Steve T. Laflin
                              4137 Commerce Circle
                            Idaho Falls, Idaho 83401
                                 (208) 524-5300
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                                Curtis R. Ashmos
                            Locke Liddell & Sapp LLP
                             100 Congress, Suite 300
                               Austin, Texas 78701
                                 (512) 305-4716

                Approximate Date of Proposed Sale to the Public:
     From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ||

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ||

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ||

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ||

Item 16. Exhibits.

(a)      Exhibits


         23.1         Consent of Hansen, Barnett & Maxwell.

                      POWER OF ATTORNEY TO SIGN AMENDMENTS

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Steve T. Laflin and Dr. Ralph
M. Richart, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully, for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this Amendment No. 1 to the POST-Effective Registration Statement to be signed on its behalf by the undersigned, in Idaho Falls, State of Idaho, on the 9th day of September, 2003.





                                           By: /s/ Steve T. Laflin
                                               -------------------
                                               Steve T. Laflin
                                               President and CEO

         In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to the Post-Effective Registration Statement has been signed by the following persons in the capacities and on the dates stated.


  Signature                       Title                        Date

  /s/ Steve T. Laflin             President, CEO and CFO       September 9, 2003
  ------------------------
  Steve T. Laflin

  /s/ Dr. Ralph M. Richart        Chairman                     September 9, 2003
  ------------------------
  Dr. Ralph M. Richart

  /s/ Christopher Grosso          Director                     September 9, 2003
  ------------------------
  Christopher Grosso